Exhibit 99.1

 FOR IMMEDIATE RELEASE

Nu Skin Enterprises Reports Second Quarter Financial Results

PROVO, Utah — Aug. 4, 2022 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced second quarter 2022 results.

Executive Summary
Q2 2022 vs. Prior-year Quarter

Revenue:	$560.6 million; (20)% • (5)% FX impact or $(34.6) million
Earnings Per Share (EPS):	$0.67 or $0.77 excluding charges associated with our Q4 2021 exit from Grow Tech, compared to $1.15 in Q2 2021
Customers:	1,380,615; (6)%
Paid Affiliates:	242,133; (16)%
Sales Leaders:	50,085; (24)%

“As previously announced, our second quarter results were impacted by extended COVID-related factors in Mainland China, distractions in EMEA related to the ongoing conflict, weaker global economic conditions impacting emerging markets and the record strength of the U.S. dollar,” said Ryan Napierski, Nu Skin president and CEO. “Despite these challenges, we delivered our ninth consecutive quarter of growth in the U.S. on the strength of new product launches and our social commerce model. Additionally, we drove year-over-year growth in our Southeast Asia/Pacific and Hong Kong/Taiwan segments due to the successful launch of ageLOC Meta and early social commerce adoption.

“Looking toward the balance of the year, we remain focused on Nu Vision 2025, including:
•	Introduction of EmpowerMe, our personalized beauty and wellness strategy, with the launch of our connected LumiSpa iO device beginning in the third quarter;
•	Expansion of affiliate-powered social commerce by introducing a new affiliate incentive structure known as ‘One Price’ beginning with LumiSpa iO and other select products; and
•	Further adoption of our recently introduced Vera and Stela apps with expanded languages and functionality, as well as the introduction of MyShop in China.

“Given the current landscape, we are taking aggressive measures to re-align our capabilities and resources with a focus on delivering Nu Vision 2025, which will result in a restructuring event in the second half and reduced operating expenses going forward. While we anticipate macro factors will continue to weigh on the business in the short-term, we remain confident in the direction and potential of our vision.”

Nu Skin Enterprises Reports Second Quarter Financial Results	page 2
Q2 2022 Year-over-year Operating Results

Revenue:	$560.6 million compared to $704.1 million • (5)% FX impact
Gross Margin:	73.6% compared to 75.6% • Impacted by product mix and foreign currency exchange • Nu Skin business was 77.0% compared to 78.3%
Selling Expenses:	39.1% compared to 39.9% • Nu Skin business was 42.0% compared to 42.8%
G&A Expenses:	25.3% compared to 23.6%
Operating Margin:	9.2% compared to 12.1%
Other Income / (Expense):	$(8.6) million or $(2.9) million excluding charges associated with our Q4 2021 exit from Grow Tech, compared to $(4.0) million
Income Tax Rate:	20.2% compared to 27.1%
EPS:	$0.67 or $0.77 excluding charges associated with our Q4 2021 exit from Grow Tech, compared to $1.15 in Q2 2021

Stockholder Value
Dividend Payments:	$19.4 million
Stock Repurchases:	$10.0 million • $225.4 million remaining in authorization

Q3 and Full-year 2022 Outlook
Q3 2022 Revenue:	$550 to $590 million; (13) to (8)% • Approximately (6)% FX impact
Q3 2022 EPS:	$0.04 to $0.22 or $0.70 to $0.85 non-GAAP
2022 Revenue:	$2.33 to $2.41 billion; (14) to (11)% • Approximately (5)% FX impact
2022 EPS:	$2.46 to $2.76 or $3.30 to $3.60 non-GAAP

“In light of the heightened global uncertainties and their impact on our business, we are adjusting our annual guidance,” added Mark Lawrence, chief financial officer. “Our 2022 revenue guidance is now expected to be $2.33 to $2.41 billion, with an approximate 5 percent foreign currency headwind. We anticipate reported EPS of $2.46 to $2.76 or $3.30 to $3.60 excluding the Q2 charges associated with our Q4 2021 exit from Grow Tech, as well as second half restructuring and impairment charges of $35 to $45 million associated with the strategic reallocation of our capabilities and resources toward Nu Vision 2025. We believe these actions will benefit the balance of 2022 and provide approximately $100 million in cost savings in 2023. For the third quarter, we project revenue of $550 to $590 million, assuming a negative foreign currency impact of approximately 6 percent, with reported earnings per share of $0.04 to $0.22 or $0.70 to $0.85 when excluding the third-quarter charge of approximately $30 million of the $35 to $45 million estimate.”

Nu Skin Enterprises Reports Second Quarter Financial Results	page 3
Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company's website at ir.nuskin.com. A replay of the webcast will be available on the same page through Aug. 18, 2022.

About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. (NYSE: NUS) is a global integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform. The company helps people look, feel and live their best with products that combine the best of science, technology and nature. Backed by more than 35 years of scientific research, Nu Skin develops innovative products including Nu Skin® personal care, Pharmanex® nutrition and the ageLOC® anti-aging brand which includes an award-winning line of beauty device systems. Nu Skin operates in approximately 50 markets worldwide in the Americas, Asia, Europe, Africa and the Pacific. Rhyz Inc. is the company’s strategic investment arm that includes a collection of technology and manufacturing companies to support growth in the core Nu Skin business. Nu Skin is committed to sustainability, including global initiatives such as transitioning to reduced and sustainable packaging for all products by 2030. The Nu Skin Force for Good Foundation also strives to improve children’s health, education and economic circumstances throughout the world. For more information, visit nuskin.com.

Nu Skin Enterprises Reports Second Quarter Financial Results	page 4
Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the company’s performance, growth, shareholder value, strategies, vision, transformation, initiatives, product pipeline and product introductions, digital and social-commerce tools and initiatives, customers, sales leaders, affiliates, and operational improvements; projections regarding revenue, expenses, operating income, earnings per share, foreign currency fluctuations, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “anticipate,” “project,” “outlook,” “guidance,” “remain,” “become,” “plan,” “potential,” “expand,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.

The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•	risk that epidemics, including the ongoing COVID-19 pandemic, and other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•	political, legal, tax and regulatory uncertainties associated with operating in international markets, including Mainland China;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements;

•	unpredictable economic conditions and events globally, including trade policies and tariffs;
•
the company’s future tax-planning initiatives; any prospective or retrospective increases in duties on the company’s products imported into the company’s markets outside of the United States; and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets; and

•	continued competitive pressures in the company’s markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Nu Skin Enterprises Reports Second Quarter Financial Results	page 5
Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.

Earnings per share and other income (expense), each excluding restructuring and impairment charges and/or charges associated with our Grow Tech exit, also are non-GAAP financial measures. Restructuring and impairment charges and charges associated with our Grow Tech exit are not part of the ongoing operations of our underlying business. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of restructuring and impairment charges and charges associated with our Grow Tech exit facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share and other income (expense) calculated under GAAP, below.

The following table sets forth revenue for the three-month periods ended June 30, 2022 and 2021 for each of our reportable segments (U.S. dollars in thousands):

	Three Months Ended June 30,		Change	Constant- Currency Change
	2022	2021
Nu Skin
Americas	$124,445	$138,512	(10)%	(9)%
Mainland China	86,808	154,182	(44)%	(42)%
Southeast Asia/Pacific	94,067	83,968	12%	16%
South Korea	69,308	88,604	(22)%	(12)%
Japan	55,952	68,020	(18)%	(3)%
EMEA	50,871	83,115	(39)%	(31)%
Hong Kong/Taiwan	39,327	38,529	2%	6%
Nu Skin other	1,318	947	39%	39%
Total Nu Skin	522,096	655,877	(20)%	(15)%
Rhyz Investments
Manufacturing	38,229	48,140	(21)%	(21)%
Rhyz other	290	38	663%	663%
Total Rhyz Investments	38,519	48,178	(20)%	(20)%
Total	$560,615	$704,055	(20)%	(15)%

The following table sets forth revenue for the six-month periods ended June 30, 2022 and 2021 for each of our reportable segments (U.S. dollars in thousands):

	Six Months Ended June 30,		Change	Constant- Currency Change
	2022	2021
Nu Skin
Americas	$248,025	$272,273	(9)%	(8)%
Mainland China	211,303	303,775	(30)%	(31)%
Southeast Asia/Pacific	184,303	167,257	10%	14%
South Korea	141,441	169,735	(17)%	(8)%
Japan	117,743	137,884	(15)%	(3)%
EMEA	103,839	159,295	(35)%	(28)%
Hong Kong/Taiwan	77,821	74,874	4%	6%
Nu Skin other	1,938	1,825	6%	6%
Total Nu Skin	1,086,413	1,286,918	(16)%	(12)%
Rhyz Investments
Manufacturing	78,570	94,125	(17)%	(17)%
Rhyz other	531	38	1,297%	1,297%
Total Rhyz Investments	79,101	94,163	(16)%	(16)%
Total	$1,165,514	$1,381,081	(16)%	(12)%

Nu Skin Enterprises Reports Second Quarter Financial Results	page 6
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended June 30, 2022 and 2021:

	Three Months Ended June 30,		Change
Customers	2022	2021
Americas	302,849	368,052	(18)%
Mainland China	$392,268	328,526	19%
Southeast Asia/Pacific	152,775	165,221	(8)%
South Korea	135,290	153,282	(12)%
Japan	122,643	125,734	(2)%
EMEA	205,379	261,881	(22)%
Hong Kong/Taiwan	69,411	64,861	7%
Total	1,380,615	1,467,557	(6)%

	Three Months Ended June 30,		Change
Paid Affiliates	2022	2021
Americas	44,523	53,492	(17)%
Mainland China	$19,257	39,889	(52)%
Southeast Asia/Pacific	41,512	44,734	(7)%
South Korea	48,605	52,680	(8)%
Japan	38,269	38,623	(1)%
EMEA	32,323	42,682	(24)%
Hong Kong/Taiwan	17,644	17,815	(1)%
Total	242,133	289,915	(16)%

	Three Months Ended June 30,		Change
Sales Leaders	2022	2021
Americas	9,320	11,752	(21)%
Mainland China	$11,458	20,946	(45)%
Southeast Asia/Pacific	8,407	8,190	3%
South Korea	6,557	7,701	(15)%
Japan	6,097	6,057	1%
EMEA	5,192	8,002	(35)%
Hong Kong/Taiwan	3,054	3,446	(11)%
Total	50,085	66,094	(24)%

“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase products directly from members of our sales force.

“Paid Affiliates” are any Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who had achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Second Quarter Financial Results	page 7
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$560,615	$704,055	$1,165,514	$1,381,081
Cost of sales	148,100	171,975	309,599	342,541
Gross profit	412,515	532,080	855,915	1,038,540

Operating expenses:
Selling expenses	219,426	280,589	462,125	556,554
General and administrative expenses	141,562	166,115	290,118	333,697
Total operating expenses	360,988	446,704	752,243	890,251

Operating income	51,527	85,376	103,672	148,289
Other income (expense), net	(8,640)	(4,012)	(10,093)	(2,430)

Income before provision for income taxes	42,887	81,364	93,579	145,859
Provision for income taxes	8,650	22,026	20,626	39,091

Net income	$34,237	$59,338	$72,953	$106,768

Net income per share:
Basic	$0.68	$1.18	$1.45	$2.12
Diluted	$0.67	$1.15	$1.43	$2.06

Weighted-average common shares outstanding (000s):
Basic	50,368	50,115	50,181	50,409
Diluted	50,960	51,557	50,959	51,850

Nu Skin Enterprises Reports Second Quarter Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$363,923	$339,593
Current investments	17,877	15,221
Accounts receivable, net	43,694	41,299
Inventories, net	354,211	399,931
Prepaid expenses and other	103,188	76,906
Total current assets	882,893	872,950

Property and equipment, net	443,036	453,674
Operating lease right-of-use assets	118,413	120,973
Goodwill	206,432	206,432
Other intangible assets, net	72,665	76,991
Other assets	177,462	175,460
Total assets	$1,900,901	$1,906,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$55,013	$49,993
Accrued expenses	289,130	372,201
Current portion of long-term debt	40,000	107,500
Total current liabilities	384,143	529,694

Operating lease liabilities	90,156	88,759
Long-term debt	387,179	268,781
Other liabilities	98,388	106,474
Total liabilities	959,866	993,708

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	606,349	601,703
Treasury stock, at cost – 39.9 million and 40.7 million shares	(1,520,769)	(1,526,860)
Accumulated other comprehensive loss	(90,638)	(73,896)
Retained earnings	1,946,002	1,911,734
Total stockholders' equity	941,035	912,772
Total liabilities and stockholders’ equity	$1,900,901	$1,906,480

Nu Skin Enterprises Reports Second Quarter Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Charges Associated with Our Q4 2021
Exit from Grow Tech to GAAP Earnings Per Share
(in thousands, except per share amounts)

Three Months Ended June 30, 2022

Net income	$34,237
Impact of charges associated with our Q4 2021 exit from Grow Tech:
Unrealized investment loss	5,711
Income tax impact	(459)
Adjusted net income	$39,489

Diluted earnings per share	$0.67
Diluted earnings per share, excluding charges associated with our Q4 2021 exit from Grow Tech	$0.77

Weighted-average common shares outstanding (000s):	50,960

NU SKIN ENTERPRISES, INC.
Reconciliation of Other Income (Expense), Net Excluding Charges Associated with Our Q4 2021 Exit from Grow Tech to GAAP Other Income (Expense), Net
(in thousands)

Three Months Ended June 30, 2022

Other income (expense), net	$(8,640)
Impact of charges associated with our Q4 2021 exit from Grow Tech:
Unrealized investment loss	5,711
Adjusted Other income (expense), net	$(2,929)

NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Certain Charges to GAAP Earnings Per Share

	Three Months Ended September 30, 2022		Year Ended December 31, 2022
	Low End	High End	Low End	High End

Earnings per share	$0.04	$0.22	$2.46	$2.76
Impact of charges associated with our second half restructuring and impairment charges:
Restructuring and Impairment	0.59	0.59	0.88	0.88
Income tax impact	0.07	0.04	(0.13)	(0.13)
Impact of charges associated with our Q4 2021 exit from Grow Tech:
Unrealized investment loss	—	—	0.11	0.11
Income tax impact	—	—	(0.02)	(0.02)
Adjusted Earnings per share	$0.70	$0.85	$3.30	$3.60

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577